BROWN, CUMMINS & BROWN CO., L.P.A.
                        ATTORNEYS AND COUNSELORS AT LAW
                                3500 Carew Tower
J.W. Brown (1911-1995)           441 Vine Street             JoAnn M. Strasser
James R. Cummins             Cincinnati, Ohio 45202          Aaron A. Vanderlaan
Robert S. Brown             Telephone (513) 381-2121
Donald S. Mendelsohn       Telecopier (513) 381-2125             Of Counsel
Lynne Skilken                                                Gilbert Bettman
Amy G. Applegate
Kathryn Knue Przywara
Melanie S. Corwin



                                                     November 30, 1999


The Unified Funds
431 N. Pennsylvania St.
Indianapolis, IN  46204


Re:  The Unified Funds, File Nos. 33-89078 and 811-8968
     --------------------------------------------------

Ladies and Gentlemen:

         A legal opinion that we prepared was filed with Post-Effective Amendment No. 9 to the Registration Statement (the "Legal Opinion"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 13 to your Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.


                                              Very truly yours,

                                              /s/

                                              Brown, Cummins & Brown Co., L.P.A.